EXHIBIT 1
                                                                       ---------


                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

         Amendment No. 1, effective as of December 20, 2002 (the "Amendment"), between St. Jude Medical, Inc. (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of July 16, 1997 (the "Rights Agreement"); and

         WHEREAS, in accordance with Section 26 of the Rights Agreement, the Company desires to amend the Rights Agreement and to set forth the terms of the amendment in this Amendment.

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

         Section 1. Amendment of Definition of "Acquiring Person." Paragraph (a) of Section 1 of the Rights Agreement is amended by deleting the paragraph in its entirety and replacing it with the following:

                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Voting Stock of the Company then outstanding; provided, that, an Acquiring Person shall not include (i) an Exempt Person (as such term is hereinafter defined),
         (ii) any Person, together with all Affiliates and Associates of such Person, who or which would be an Acquiring Person solely by reason of
         (A) being the Beneficial Owner of shares of Voting Stock of the Company, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person otherwise became an Acquiring Person or (B) a reduction in the number of issued and outstanding shares of Voting Stock of the Company pursuant to a transaction or a series of related transactions approved by the Board of Directors of the Company; provided, further, that in the event such Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of this clause
         (ii), such Person nonetheless shall become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional 1% of the Voting Stock of the Company, unless the acquisition of such additional Voting Stock would not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of this clause (ii), or (iii) FMR Corp., together with its Affiliates and Associates, but only for so long as FMR Corp., together with all of its Affiliates and Associates, shall be the Beneficial Owner of less than 20% of the Voting Stock of the Company then outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a) has become such inadvertently, and such Person divests as promptly as practicable (as determined in good faith by the Board of Directors) a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed an "Acquiring Person" for any purposes of this Rights Agreement.

         Section 2. Rights Agreement as Amended. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. The foregoing amendments shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.


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         Section 3. Execution in Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the dates set forth below.


                                      ST. JUDE MEDICAL, INC.

                                      By: /s/ Kevin T. O'Malley
                                          --------------------------------------
                                      Name:   Kevin T. O'Malley
                                      Title:  Vice President and General Counsel

                                      Dated: March 18, 2003


                                      AMERICAN STOCK TRANSFER & TRUST COMPANY

                                      By: /s/ Herbert J. Lemmer
                                          --------------------------------------
                                      Name:   Herbert J. Lemmer
                                      Title:  Vice President

                                      Dated:  March 21, 2003